                              FLIGHT REFUELING, INC.

                               A CLOSE CORPORATION

                             ARTICLES OF INCORPORATION

     THIS IS TO CERTIFY: That I, the undersigned, Richard L. Scott, whose post office address is 103 Talloway Court, Sykesville, Carroll County, Maryland 21784, being at least eighteen (18) years of age do hereby form a corporation under the general laws of the State of Maryland.

     FIRST: That the name of the Corporation (which is hereafter called the "Corporation" is: FLIGHT REFUELING, INC.

     SECOND: The Corporation shall be a close corporation as authorized by the Annotated Code of Maryland, Corporations and Associations, and shall exist as same until such time as the stockholders by unanimous consent shall file Articles of Amendment to change such status.

     THIRD: The purposes for which the Corporation is formed are as follows:

     (a) To carry on research and development and provide consulting services for aircraft and affiliated industries and government contracts; to develop and hold workshops, develop and write guidelines, and provide Management services.

     (b) To provide maintenance and construction services for aircraft and affiliated industries, and government agencies.

     (c) To do everything necessary, proper, advisable or convenient for the accomplishment of the foregoing purposes, and to do all other things incidental or connected with them which are not forbidden by governing law or by the Annotated Code of Maryland, Corporations and Associations.

     FOURTH: The post office address of the principal office of the Corporation in Maryland is 7190-8 Oakland Mills Road, Howard County, Maryland 21046. The name and post office address of the resident agent of the Corporation in Maryland is Richard L. Scott, 103 Talloway Court, Carroll County, Maryland 21784. Said Resident Agent is an adult citizen of Maryland and actually resides therein.


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     FIFTH: The total number of shares of stock which the Corporation has authority to issue is 10,000 shares of the par value of $1.00 per share, all of one class and having an aggregate par value of Ten Thousand Dollars ($10,000).

     SIXTH: The number of directors of the Corporation shall be one (1), which number may be increased or decreased pursuant to the by-laws of the Corporation, but shall never be less than one. The name of the director who shall act until the first annual meeting or until his successor is duly chosen and qualified is:

                             Richard L. Scott

     SEVENTH: The duration of the Corporation shall be perpetual.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 27th day of February, 1978, and acknowledge the same to be my act.


WITNESS:


/s/ Kay P. Abernethy                   /s/ Richard L. Scott
--------------------------------       ---------------------------------
Kay P. Abernethy                       Richard L. Scott


                                    -2-
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                              FLIGHT REFUELING, INC.


approved and received for record be the State Department of Assessments and Taxation of Maryland March 9, 1978, at 8:30 o'clock A.M. as in conformity with law and ordered recorded: 3

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     Recorded in Liber 2409, folio 000627, one of the Charter Records of the
State Department of Assessments and Taxation of Maryland.

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Bonus tax paid $20.00   Recording fee paid $15.00     Special Fee paid $
                                                                         -----

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To the clerk of the Circuit Court of Howard County

     IT IS HEREBY CERTIFIED, that the within instrument, together with all indorsements thereon, has been received, approved and recorded by the State Department of Assessments and Taxation of Maryland.


     AS WITNESS my hand and seal of the said Department at Baltimore.


                                             /s/ William J. Simmons
                                             -----------------------------
                                             William J. Simmons



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